Exhibit 32.2

Certification of the Principal Financial Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Richard A. Manson, the Chief Financial Officer of Olympic Steel, Inc. (the “Company”), certify that to the best of my knowledge, based upon a review of this report on Form 10-Q for the period ended June 30, 2024 of the Company (the “Report”):

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in this Report.

By: /s/ Richard A. Manson

Richard A. Manson
Olympic Steel, Inc.
Chief Financial Officer

August 2, 2024